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           SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C.  20549


                        FORM 8-K


                     CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): July 14, 1994


               RIGGS NATIONAL CORPORATION
________________________________________________________
   (Exact name of Registrant as specified in Charter)



        Delaware                    0-9756               52-1217953
_______________________          _____________        ______________
(State or other jurisdiction     (Commission          (IRS Employer
   of incorporation)              File Number)    Identification Number)



 1503 Pennsylvania Avenue, N.W., Washington, D.C.  20005
_________________________________________________________
        (Address of principal executive offices)



Registrant's telephone number, including area code:  (202) 835-6000
                                                     ______________


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     Item 5.   Other Events
               ____________

     On July 13, 1994, Riggs National Corporation (the
"Company") announced the election of Fred L. Bollerer to the position of president and chief executive officer of The Riggs National Bank of Washington, D.C. ("Riggs-
Washington"). Riggs-Washington is the principal subsidiary of the Company. Mr. Bollerer was also elected a director of both the Company and Riggs-Washington.

     On July 13, 1994, the Company also announced that
Robert L. Sloan, chief executive officer of Sibley
Memorial Hospital, has been elected vice chairman of the board of directors for both the Company and Riggs-
Washington.

     On July 13, 1994, the board of directors of the Company declared a regular quarterly dividend of $0.46875 per share, payable August 1, 1994, to holders of record
July 31, 1994, on the Company's 7.5% Cumulative
Convertible Preferred Stock, Series A. In addition, the board of directors declared a regular quarterly dividend of $0.671875 per share, payable August 1, 1994, to holders of record July 18, 1994, on the Company's 10.75%
Noncumulative Perpetual Preferred Stock, Series B.

     Item 7.   Financial Statements and Exhibits
               _________________________________

     The following exhibits are filed as part of this Form 8-K:

Exhibit No.                        Description
__________                         ___________

  99                     Press release, dated July 13, 1994.





 Pursuant to the requirements of the Securities Exchange
 Act of 1934, the registrant has duly caused this report
     to be signed on its behalf by the undersigned, thereunto duly authorized.




Date: July 14, 1994                 /s/ John L.Davis
___________________                 ________________
                                     John L. Davis
                                 Chief Financial Officer
                                 (Principal Financial and
                                   Accounting Officer)



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                    Index to Exhibits
                    _________________


Exhibit No.                        Description
___________                        ___________

  99 Press release, issued July 13, 1994, relating to the elections of Fred L. Bollerer and Robert L. Sloan. Also, regular quarterly dividends declared on Preferred Stock, Series A and B.